Exhibit 99.1

Glenpointe Centre West

500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Annual revenue of $8.84 billion, up 20% year-over-year;

Provides guidance for 2014 revenue growth of at least 16.5%;

Announces two-for-one stock split

TEANECK, N.J., February 5, 2014 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its fourth quarter and full year 2013 financial results.

Highlights – Fourth Quarter 2013

•	Quarterly revenue rose to $2.355 billion, up 20.9% from the year-ago quarter and 2.2% sequentially.

•	Quarterly diluted EPS on a GAAP basis was $1.06, compared to $0.92 in the year-ago quarter.

•	Quarterly diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense and acquisition-related charges, was $1.15, compared to $0.99 in the year-ago quarter.

•	Net headcount addition for the quarter was approximately 5,000; year-end headcount was approximately 171,400.

Revenue for the fourth quarter of 2013 rose to $2.355 billion, up 20.9% from $1.948 billion in the fourth quarter of 2012. GAAP net income was $324.3 million, or $1.06 per diluted share, compared to $278.8 million, or $0.92 per diluted share, in the fourth quarter of 2012. Diluted EPS on a non-GAAP basis was $1.15, compared to $0.99 in the fourth quarter of 2012. GAAP operating margin for the quarter was 19.0%. Non-GAAP operating margin was 20.7%, higher than the Company’s targeted 19-20% range. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“We are pleased to once again deliver industry-leading revenue growth in 2013,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “As we celebrate our 20 year anniversary, I would like to thank our clients who have placed their faith in us, our associates for their wonderful contribution to our growth and success, and our other stakeholders who have played a critical role in our accomplishments. Our strategy through these twenty years has been to challenge the status quo and constantly reinvent for the future, thus positioning us to help our clients build stronger businesses. We believe that we are well positioned to continue to do so in 2014 and beyond.”

“Our growth during 2013 was broad-based across our industries, geographies and service lines,” said Gordon Coburn, President of Cognizant. “This strong growth was fueled by our clients’ on-going drive to ‘run better’ for more efficient and productive operations and to ‘run different’ to create the capabilities and business models they need for future success. Our strong portfolio of services coupled with our focus on new technologies and platform-based delivery models will help clients drive meaningful change as businesses become increasingly technology intensive. We anticipate that the healthy demand environment we witnessed in 2013 will continue into 2014 and we are well positioned to capture it.”

Highlights – Full Year 2013

•	Revenue increased to $8.843 billion, up 20.4% from 2012.

•	Diluted EPS on a GAAP basis was $4.03, compared to $3.44 in 2012.

•	Diluted EPS on a non-GAAP basis, which excludes stock-based compensation expense and acquisition-related charges, was $4.38, compared to $3.74 in 2012.

•	GAAP and non-GAAP diluted EPS includes the impact of $0.15 in net non-operating foreign currency exchange losses.

Revenue for 2013 increased to $8.843 billion, up 20.4% from $7.346 billion for 2012. GAAP net income was $1.23 billion, or $4.03 per diluted share, compared to $1.05 billion, or $3.44 per diluted share, for 2012. Diluted EPS on a non-GAAP basis was $4.38. GAAP operating margin was 19.0%. Non-GAAP operating margin was 20.6%, higher than the company’s targeted 19-20% range. Reconciliations of these non-GAAP financial measures to GAAP operating results and diluted EPS are included in the table at the end of this release.

Two-for-One Stock Split

The Board of Directors of Cognizant has declared a two-for-one stock split on its Class A common stock in the form of a 100% stock dividend. Stockholders of record as of February 21, 2014 will be entitled to one additional share of Class A common stock for each share held on the record date. The stock dividend distribution is expected to occur on or about March 7, 2014, and it is anticipated that the Company’s Class A common stock will begin trading on a post-split basis the business day following the distribution date. The consolidated financial statements that accompany this press release do not reflect this stock split. All applicable references to the number of outstanding common shares and per share information have not been adjusted to reflect this stock split.

First Quarter & Full Year 2014 Outlook

Starting in 2014, our reported non-GAAP diluted EPS will exclude net non-operating foreign currency exchange gains or losses, as well as stock-based compensation expense and acquisition-related charges. This change is not reflected in our reported 2013 quarterly or annual results above, but is reflected in our 2014 non-GAAP guidance below.

The Company is providing the following guidance:

•	First quarter 2014 revenue anticipated to be at least $2.42 billion.

•	First quarter 2014 diluted EPS on a non-GAAP basis is expected to be $1.18 (prior to impact of upcoming stock split).

•	Full year 2014 revenue expected to be at least $10.3 billion, up at least 16.5% compared to 2013.

•	Full year 2014 diluted EPS on a non-GAAP basis expected to be at least $5.02 (prior to impact of upcoming stock split).

“The stock split underscores our confidence in the strength of the business model and in our prospects for 2014 and beyond,” said Karen McLoughlin, Chief Financial Officer. “We further strengthened our balance sheet during 2013, allowing us to continue to support our industry-leading growth, by investing in service line capabilities, industry expertise, new technologies, new delivery platforms, and expanded geographical reach.”

Conference Call

Cognizant will host a conference call February 5, 2014 at 8:00 a.m. (Eastern) to discuss the Company’s quarterly and full year 2013 results. To listen to the conference call, please dial (877) 810-9510 (domestically) and (201) 493-6778 (internationally) and provide the following conference passcode: “Cognizant Call.”

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13574087 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, February 19, 2014. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 50 delivery centers worldwide and approximately 171,400 employees as of December 31, 2013, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “First Quarter & Full Year 2014 Outlook” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

Historically, we sought to manage the company to a targeted operating margin, excluding stock-based compensation costs, of 19% to 20% of revenues. In 2013, we continued to manage the company to the same targeted operating margin, but excluded acquisition-related charges, in addition to stock-based compensation expense, in setting our internal operating targets. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In 2014, our non-GAAP diluted earnings per share will also exclude net non-operating foreign currency exchange gains or losses. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation and acquisition-related charges, including amortization of purchased intangibles. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow -

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012

Revenues	$2,355,488	$1,948,215	$8,843,189	$7,346,472

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,411,155	1,150,934	5,265,469	4,278,241
Selling, general and administrative expenses	450,503	401,746	1,727,609	1,557,646
Depreciation and amortization expense	45,989	39,282	172,201	149,089

Income from operations	447,841	356,253	1,677,910	1,361,496

Other income (expense), net:
Interest income	11,873	11,417	48,896	44,514
Other, net	(8,575)	(1,826)	(38,889)	(18,414)

Total other income (expense), net	3,298	9,591	10,007	26,100

Income before provision for income taxes	451,139	365,844	1,687,917	1,387,596

Provision for income taxes	126,807	87,065	459,339	336,333

Net income	$324,332	$278,779	$1,228,578	$1,051,263

Basic earnings per share	$1.07	$0.93	$4.07	$3.49

Diluted earnings per share	$1.06	$0.92	$4.03	$3.44

Weighted average number of common shares outstanding - Basic	302,873	300,452	302,007	301,291

Weighted average number of common shares outstanding - Diluted	305,428	303,777	304,831	305,861

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	December 31,	December 31,
	2013	2012

Assets

Current Assets

Cash and cash equivalents	$2,213,006	$1,570,077

Short-term investments	1,534,467	1,293,681

Trade accounts receivable, net of allowances of $26,824 and $25,816, respectively	1,648,785	1,345,661

Unbilled accounts receivable	226,487	183,085

Deferred income tax assets, net	256,230	201,894

Other current assets	268,907	219,896

Total Current Assets	6,147,882	4,814,294

Property and equipment, net	1,081,164	971,486

Goodwill	444,236	309,185

Intangible assets, net	131,274	87,475

Deferred income tax assets, net	221,345	178,824

Other noncurrent assets	183,013	160,307

Total Assets	$8,208,914	$6,521,571

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$113,394	$108,707

Deferred revenue	182,893	149,696

Accrued expenses and other current liabilities	1,478,221	1,118,927

Total Current Liabilities	1,774,508	1,377,330

Deferred income tax liabilities, net	21,170	2,777

Other noncurrent liabilities	277,445	287,081

Total Liabilities	2,073,123	1,667,188

Stockholders’ Equity	6,135,791	4,854,383

Total Liabilities and Stockholders’ Equity	$8,208,914	$6,521,571

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twleve Months Ended December 31,
	2013	2012	2013	2012

GAAP income from operations	$447,841	$356,253	$1,677,910	$1,361,496

Add: Stock-based compensation expense (a)	32,447	27,444	118,800	107,355

Add: Acquisition-related charges (b)	6,316	5,445	24,002	15,871

Non-GAAP income from operations	$486,604	$389,142	$1,820,712	$1,484,722

GAAP operating margin	19.0%	18.3%	19.0%	18.5%

Effect of above adjustments	1.7%	1.7%	1.6%	1.7%

Non-GAAP operating margin	20.7%	20.0%	20.6%	20.2%

GAAP diluted earnings per share	$1.06	$0.92	$4.03	$3.44

Effect of above adjustments, net of tax	0.09	0.07	0.35	0.30

Non-GAAP diluted earnings per share	$1.15	$0.99	$4.38	$3.74

Notes:

(a)    For the three months ended December 31, 2013, the $32,447 adjustment to exclude stock-based compensation from income from operations includes $5,537, which was reported in cost of revenues and $26,910, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended December 31, 2012, the $27,444 adjustment to exclude stock-based compensation from income from operations includes $4,120, which was reported in cost of revenues and $23,324, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the twleve months ended December 31, 2013, the $118,800 adjustment to exclude stock-based compensation from income from operations includes $19,107, which was reported in cost of revenues and $99,693, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the twleve months ended December 31, 2012, the $107,355 adjustment to exclude stock-based compensation from income from operations includes $16,773, which was reported in cost of revenues and $90,582, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)    Adjustments to exclude acquisition-related charges, including the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, changes to contingent consideration, integration costs and other acquisition-related costs.

The above tables serves to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended December 31, 2013
			Growth %
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$997,146	42.3%	4.5%	22.3%
Healthcare	613,286	26.0%	2.2%	22.6%
Manufacturing/Retail/Logistics	490,243	20.8%	–0.1%	20.0%
Other	254,813	10.8%	–2.3%	13.7%

Total Revenue	$2,355,488		2.2%	20.9%

Revenue by Geography:
North America	$1,817,401	77.2%	1.9%	18.3%
United Kingdom	245,929	10.4%	–0.2%	19.3%
Rest of Europe	183,136	7.8%	8.8%	52.4%

Europe - Total	429,065	18.2%	3.5%	31.5%
Rest of World	109,022	4.6%	1.0%	26.6%

Total Revenue	$2,355,488		2.2%	20.9%

	Twelve Months Ended December 31, 2013
			Growth %
	$	% of total	Year over Year

Revenue by Segment:
Financial Services	$3,717,573	42.0%	22.5%
Healthcare	2,264,826	25.6%	17.1%
Manufacturing/Retail/Logistics	1,868,305	21.1%	24.7%
Other	992,485	11.2%	13.1%

Total Revenue	$8,843,189		20.4%

Revenue by Geography:
North America	$6,860,067	77.6%	17.5%
United Kingdom	942,579	10.7%	23.2%
Rest of Europe	636,626	7.2%	47.9%

Europe - Total	1,579,205	17.9%	32.1%
Rest of World	403,917	4.6%	28.3%

Total Revenue	$8,843,189		20.4%